UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 19, 2024

VIEWBIX INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-15746

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

11 Derech Menachem Begin Street, Ramat Gan, Israel	5268104
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: +972 9-774-1505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Viewbix Inc. (the “Registrant”) was recently informed by Cortex Media Group Ltd. (“Cortex”), an Israeli private company operating in the field of online media and advertising, and the majority-owned subsidiary of the Registrant’s wholly-owned subsidiary, Gix Media Ltd. (“Gix Media”), that certain recent developments relating to publishers that are categorized by a number of programmatic advertisers as “Made for Advertising” (MFA) sites, including decisions made by leading media programmatic advertisers to prioritize different media categories and implement publishing restrictions in connection with MFA, have negatively impacted Cortex’s business and operations. In connection with the foregoing, a significant customer of Cortex recently notified Cortex that in light of the foregoing changes relating to MFA that customer decided to stop advertising on Cortex’s sites, which decision Cortex anticipates will significantly and negatively impact its future revenue streams. Upon receipt of this update, the Registrant’s board of directors convened a meeting to discuss the implications on the Registrant as well as potential measures to assist Cortex in mitigating any future economic harm to Cortex and the Registrant, including (inter alia), assisting with reducing operating expenses, helping identify new revenues sources for Cortex, participating in any negotiations with Cortex’s and Gix Media’s bank regarding the terms of its outstanding loans and business plans in an effort to provide additional liquidity and ensure continued compliance with Cortex’s and Gix Media’s obligations towards the bank, and assisting with fundraising prospects in debt or equity capital in order to help enable Cortex’s and Gix Media’s continued business and operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viewbix Inc.

By:	/s/ Amihay Hadad
Name:	Amihay Hadad
Title:	Chief Executive Officer

Date: April 19, 2024

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